UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2022 (July 20, 2022)

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2022, Caleres, Inc. (the “Company”) announced that Diane M. Sullivan will retire as Chief Executive Officer as of January 15, 2023 and will assume the role of Executive Chair in which she will remain as the Company’ Board Chair and continue to serve in an executive capacity. The Company further announced that at that time, the Company’s President, John W. Schmidt, will become the Company’s Chief Executive Officer. Mr. Schmidt, age 61, has served in his current position since December 2020. Previously, he served as Division President – Brand Portfolio from October 2015 to December 2020, Division President – Contemporary Fashion Brands from January 2011 to September 2015, Senior Vice President, Better and Image Brands from January 2010 to January 2011 and Senior Vice President and General Manager, Better and Image Brands from March 2008 until January 2010.

In connection with his appointment, it is anticipated that Mr. Schmidt’s compensation will be adjusted as follows: Mr. Schmidt will receive an annual base salary of $1,000,000 and Mr. Schmidt’s target cash award opportunity for his 2023 annual incentive plan award will be increased to 110% of his annual base salary, both of which will be pro-rated based on period of service. In addition, Mr. Schmidt will receive a long-term performance award for the Company’s fiscal years 2023-2025 with a target value equal to $2,000,000 and a restricted stock grant of a number of shares of the Company’s common stock with a fair market value equal to $2,000,000 and employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements, which may be amended from time to time. The 2023 annual incentive plan award and long-term performance award are expected to be granted in March 2023 concurrently with the awards to the Company’s other executive officers and the restricted stock grant is expected to be awarded on or about January 13, 2023. All such awards will be made pursuant to the Company’s Incentive and Stock Compensation Plan of 2022.

In connection with Ms. Sullivan’s appointment to the position of Executive Chair, it is anticipated that her compensation will change as follows: Ms. Sullivan will be provided with a base salary of $800,000 for the Company’s 2023 fiscal year, a target cash award opportunity for her 2023 annual incentive plan award of 100% of Ms. Sullivan’s annual base salary, and a base salary of $500,000 per year for fiscal 2024 through May 2025. Ms. Sullivan will also receive a restricted stock grant pursuant to the Company’s Incentive and Stock Compensation Plan of 2022 of a number of shares of the Company’s common stock with a fair market value on or about January 13, 2023 of $1,500,000. The Company anticipates that the foregoing compensation arrangements will be memorialized in an employment agreement with Ms. Sullivan, which will also include a standard covenant not to compete and restrictions on the disclosure of the Company’s confidential information.

Item 7.01. Regulation FD Disclosure.

On July 25, 2022, the Company issued a press release (the “Press Release”) announcing certain of the matters described above. A copy of the Press Release is being filed as Exhibit 99.1 hereto and the statements contained therein are incorporated by reference herein.

The information in this item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued July 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: July 26, 2022	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary